Exhibit 10.3(a)

                    FIRST AMENDED AND RESTATED LOAN AGREEMENT

Agreement, dated the 27th day of September, 2000, by and among the Borrowers (as hereinafter defined) and Mellon Bank, N.A., a national banking association (the "Bank").

                              W I T N E S S E T H:
                              - - - - - - - - - -


WHEREAS, Michael Baker Corporation, a Pennsylvania corporation ("MBC"), Michael Baker, Jr., Inc., a Pennsylvania corporation ("Michael Baker, Jr."), Baker Environmental, Inc., a Pennsylvania corporation ("Baker Environmental"), Baker/MO Services, Inc., a Texas corporation ("Baker/MO"), Baker Support Services, Inc., a Texas corporation ("Baker Support"), Baker/OTS, Inc., a Delaware corporation ("Baker/OTS"), Baker/Mellon Stuart Construction, Inc., a Pennsylvania corporation ("Baker/Mellon Stuart"), Baker Heavy & Highway, Inc., a Pennsylvania corporation ("Baker Heavy & Highway") and the Bank entered into that certain Loan Agreement, dated as of June 12, 1997, as amended by that certain (i) First Amendment to Loan Agreement, dated as of July 24, 1998, and
(ii) Second Amendment to Loan Agreement, dated November 1, 1999, pursuant to which the Bank extended to MBC, Michael Baker, Jr., Baker Environmental, Baker/MO, Baker Support and Baker/OTS (and Baker/Mellon Stuart through the date immediately preceding the date of the Second Amendment and Baker Heavy & Highway and Baker Support through the date immediately preceding the date of this Agreement) a revolving credit loan facility in the original principal amount not to exceed Twenty Five Million and 00/100 Dollars ($25,000,000.00) (as amended, the "Existing Loan Agreement"); and

WHEREAS, the Borrowers and the Bank desire to amend and restate the Existing Loan Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto, agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS
                                  -----------

     1.01 CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:

     "Affiliate" shall mean, as the date hereof or any time during the term of this Agreement, any Person which directly or indirectly controls, is controlled by or is under common control with any Borrower. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean the Loan Agreement, dated as of June 12, 1997, by and among MBC, Michael Baker, Jr., Baker Environmental, Baker/MO, Baker Support, Baker/Mellon Stuart, Baker Heavy & Highway, Baker/OTS and Bank, (a) as amended by (i) the First Amendment to Loan Agreement, dated as of July 24, 1998 and (ii) the Second Amendment to Loan Agreement, dated November 1, 1999 and (b) as amended and restated by this First Amended and Restated Loan Agreement, as further amended, modified or supplemented from time to time.

     "Authorized Representative" shall mean each Person designated from time to time, as appropriate, in writing by each Borrower to the Bank for the purposes of giving notices of borrowing, conversion or continuation of Loans, which designation shall continue in force and effect until terminated in writing by such Borrower to the Bank.

     "Baker Environmental" shall have the meaning assigned to such term in the preamble hereof.

     "Baker Engineering" shall mean Baker Engineering, Inc., an Illinois corporation.

     "Baker GeoResearch" shall mean Baker GeoResearch, Inc., a District of Columbia corporation.

     "Baker Global" shall mean Baker Global Project Services, Inc., a Delaware corporation.

     "Baker International" shall mean Michael Baker International, Inc., a Delaware corporation.

     "Baker NY" shall mean Baker Engineering NY, Inc., a New York corporation.

     "Baker Heavy & Highway" shall have the meaning assigned to such term in the preamble hereof.

     "Baker/Mellon Stuart" shall have the meaning assigned to such term in the preamble hereof.

     "Baker/Mellon Stuart Security Agreement" shall mean the Revolving Credit Note and Security Agreement, dated November 1, 1999, made by Baker/Mellon Stuart in favor of MBC, as amended, modified or supplemented from time to time.

     "Baker/MO" shall have the meaning assigned to such term in the preamble hereof.

     "Baker/OTS" shall have the meaning assigned to such term in the preamble hereof.

     "Baker Support" shall have the meaning assigned to such term in the preamble hereof.

     "Bank" means Mellon Bank, N.A., a national banking association with its main office located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259.

     "Borrower" or "Borrowers" shall mean singularly or collectively, as the context may require, MBC, Michael Baker Jr., Baker Environmental, Baker/MO, Baker/OTS, Baker Engineering, Baker NY, Baker GeoResearch and Baker Global.

     "Borrowing Base" shall mean that as set forth in Section 2.01(c) hereof.

     "Borrowing Base Certificate" shall mean that as set forth in Section 2.01(d)(i) hereof.

     "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Pittsburgh, Pennsylvania.

     "Capital Expenditure" shall mean any expenditure made or liability incurred which is, in accordance with GAAP, treated as a capital expenditure and not as an expense item for the year in which it was made or incurred, as the case may be.

     "Capital Lease" shall mean any amount payable with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which is required by GAAP to be reflected as a liability on the balance sheet of the lessee.

     "Capitalized Lease Obligation" shall mean, with respect to each Capital Lease, the amount of the liability reflecting the aggregate discounted amount of future payments under such Capital Lease calculated in accordance with GAAP and statement of financial accounting standards No. 13 (as supplemented and modified from time to time, and any corresponding future interpretations by the Financial Accounting Standards Board or any successor thereto).

     "Change of Control" shall mean (i) any Person (other than the Michael Baker Corporation Employee Stock Ownership Plan and Trust) or group within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement, has become the owner of, directly or indirectly, beneficially or of record, shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of MBC or (ii) during any period of twelve (12) consecutive calendar months, individuals who were directors of MBC on the first day of such period, together with individuals elected as directors by not less than a majority of the individuals who were directors of the Borrower on the first day of such period, shall cease to hold at least sixty percent (60%) of the total number of directors of MBC.

     "Closing" shall mean the closing of the transactions provided for in this Agreement on the Closing Date.

     "Closing Date" shall mean September 27th, 2000 or such other date upon which the parties may agree.

     "Code" shall mean the Internal  Revenue Code of 1986 as amended  along with
the  rules,  regulations,   decisions  and  other  official  interpretations  in
connection therewith.

     "Collateral Assignment" shall mean the Collateral Assignment, dated November 1, 1999, made by MBC to the Bank with respect to the Baker/Mellon Stuart Security Agreement, as amended, modified or supplemented from time to time.

     "Consolidated" shall mean the resulted consolidation of the financial statements of the Borrowers and their Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the Consolidated financial statements referred to in Section 3.08 hereof.

     "Debt" shall mean, collectively, (A) all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of any Borrower to Bank, whether now existing or hereafter incurred including, but not limited to, future loans and advances, if any, under this Agreement, the Notes and the other Loan Documents, as the same may from time to time be amended, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part; (B) all other obligations for the repayment of borrowed money, whether of principal, interest, fees, expenses or otherwise, of any Borrower to Bank now existing or hereafter incurred, whether under letters or advices of credit, lines of credit, interest rate protection agreements, other financing arrangements or otherwise (including, but not limited to, any obligations arising as a result of any overdrafts), whether or not related to this Agreement or to the Note, whether or not contemplated by Bank or any Borrower at the date hereof and whether direct, indirect, matured or contingent, joint or several, or otherwise, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part; (C) all costs and expenses including, without limitation, to the extent permitted by Law, reasonable attorneys' fees and legal expenses, incurred by Bank in the collection of any of the indebtedness referred to in clauses (A) or (B) above in amounts due and owing to Bank under this Agreement; and (D) any advances made by Bank for the maintenance, preservation, protection or enforcement of, or realization upon, any property or assets now or hereafter made subject to a Lien granted pursuant hereto or pursuant to this Agreement or the other Loan Documents or pursuant to any agreement, instrument or note relating to any of the Debt, including, without limitation, advances for taxes, insurance, repairs and the like.

     "Distributions" shall mean, for the period of determination, (a) all distributions of cash, securities or other property (other than capital stock) on or in respect of any shares of any class of capital stock of any Borrower; and (b) all purchases, redemptions or other acquisitions by any Borrower of any shares of any class of capital stock of such Borrower, in each case determined and Consolidated for the Borrowers and their Subsidiaries in accordance with GAAP.

     "Eligible Accounts" means an account receivable, net of any prepayments, progress payments, deposits and retentions, owing to a Borrower (other than Baker/OTS) which met the specifications established from time to time by the Bank, in its reasonable discretion, at the time it came into existence and continues to meet such specifications until it is collected in full. As of the date of this Agreement, an account receivable, to be an Eligible Account, must meet the following specifications at the time it comes into existence and continue to meet such specifications until it is collected in full:

          (a) The account is not more than ninety (90) days from the date of the invoice therefor;

          (b) The account arose from the performance of services or an outright sale of goods by the Borrower in the ordinary course of the Borrower's business and such goods have been shipped, or services provided, to the account debtor and the Borrower has possession of, or has delivered to the Bank, in the case of goods, shipping and delivery receipts evidencing such shipment and, in the case of services, receipts or other evidence satisfactory to the Bank that such services have been provided;

          (c) The account is not subject to any prior assignment or Lien and the Borrower will not create any further Lien on the account, nor permit its rights in the account to be reached by attachment, levy, garnishment or other judicial process;

          (d) The account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discounts allowed for prompt payment, and the account debtor has not complained in writing as to its liability on the account and has not returned, or retained the right to return, any of the goods from the sale of which the account arose;

          (e) The account arose in the ordinary course of the Borrower's business and did not arise from the performance of services or a sale of goods to a supplier, an employee or an Affiliate of the Borrower;

          (f) The account does not constitute a finance charge or lease receivable;

          (g) No notice of bankruptcy, insolvency or material adverse change of the account debtor has been received by or is known to the Borrower;

          (h) The account is not an account evidenced by an "instrument" or "chattel paper" (each as defined in the UCC) not in the possession of the Bank;

          (i) The Bank has not notified the Borrower that, despite the fact that the account debtor meets other specifications established by the Bank in accordance with this Agreement, the Bank has determined, in its reasonable discretion, that the account or account debtor is unsatisfactory;

          (j) The account is payable in freely transferable United States dollars.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect as of the date of this Agreement and as amended from time to time in the future.

     "ERISA Affiliate" shall mean a Person which is under common control with a Borrower within the meaning of Section 414(b) of the Code including, but not limited to, a Subsidiary of such Borrower.

     "Event of Default" means any of the Events of Default  described in Section
7.01 of this Agreement.

     "Excess Amount" shall mean that as set forth in Section 2.01(d) hereof.

     "Existing Loan Agreement" shall have the meaning assigned to such term in the preamble hereof.

     "Expiry Date" shall mean January 31, 2002 or such earlier date on which the Revolving Credit Facility Commitment shall have been terminated pursuant to this Agreement.

     "Fiscal Quarter(s)" shall mean the period(s) of January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31 of each calendar year.

     "GAAP" means generally accepted accounting principles (as such principles may change from time to time), which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a consistent basis.

     "Income From Operations" shall mean income from operations before other income and expenses and income taxes, as determined and Consolidated for the Borrowers and their Subsidiaries in accordance with GAAP.

     "Indebtedness" shall mean, for any Borrower or its Subsidiaries (i) all obligations for borrowed money, direct or indirect, incurred, assumed, or guaranteed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or similar instruments, all obligations on which interest charges are customarily paid, all obligations under conditional sale or other title retention agreements, all obligations for the deferred purchase price of capital assets and all obligations issued or assumed as full or partial payment for property whether or not any such notes, drafts or obligations are obligations for borrowed money), (ii) all obligations secured by any Lien existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed, (iii) all reimbursement obligations (contingent or otherwise), (iv) indebtedness represented by obligations under a Capital Lease and the amount of such indebtedness shall be the Capitalized Lease Obligations with respect to such Capital Lease, (v) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, guaranty, indemnification agreement or interest rate protection agreement, (vi) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person and (vii) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Borrower to finance its operations or capital requirements.

     "Indemnities" shall mean that as set forth in Section 8.19 hereof.

     "Indemnifying Liabilities" shall mean that as set forth in Section 8.19 hereof.

     "Interest Period" shall mean, with respect to any Libor Rate Loan, the period commencing on the date such Loan is made as, continued or converted and ending on the last day of such period as selected by a Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by a Borrower pursuant to the provisions below. The duration of each Interest Period for any As Offered Rate Loan shall be for any number of months selected by Borrower upon notice, as set forth in Section 2.01(c) provided that:

               (i) the Interest Period for any Libor Rate Loan shall be one (1), two (2), three (3) or six (6) months or such other period as may be agreed upon by Borrowers and Bank;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension of time would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the last Business Day immediately preceding the last day of such Interest Period;

               (iii) if a Borrower continues any Libor Rate Loan for an additional Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period; however, interest shall only be charged once for such day at the rate applicable to the Libor Rate Loan for the new Interest Period;

               (iv) if a Borrower fails to so select the duration of any Interest Period in requesting the Bank to make, continue or convert any Libor Rate Loan, the duration of such Interest Period shall be one (1) month; and

               (v) the last day of any Interest Period shall not occur after the Expiry Date.

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "Lease Obligation" means an obligation of a lessee under a lease of any tangible or intangible property (whether real, personal or mixed) including, without limitation, with respect to any period under any such lease, the aggregate amounts payable by such lessee to or on behalf of the lessor for such period including, without limitation, property taxes, insurance, interest and amortized charges which such lessee is required to pay pursuant to such lease. Whenever it is necessary to determine the amount of Lease Obligations for any period with respect to which any of the rentals under the relevant lease are not definitely determinable by the terms of the lease, all such rentals will be estimated in a reasonable amount for such period.

     "Letter of Credit Commission" shall mean that as set forth in Section 2.09 hereof.

     "Letter of Credit Face Amount" shall mean, for each Letter of Credit, the face amount of such Letter of Credit.

     "Letters of Credit" shall mean as set forth in Section 2.08 hereof.

     "Letter  of  Credit  Related   Documents"  shall  mean  any  agreements  or
instruments relating to a Letter of Credit.

     "Letter of Credit Reserve" shall mean, at any time, an amount equal to (a) the aggregate Letter of Credit Undrawn Availability at such time plus, without duplication, (b) the aggregate amount theretofore paid by the issuer under the Letters of Credit and not debited to the Borrowers' account or otherwise reimbursed by the Borrowers.

     "Letter of Credit Undrawn Availability" at any time, means the maximum amount available to be drawn at such time under all then outstanding Letters of Credit, including any amounts drawn thereunder and not reimbursed, regardless of the existence or satisfaction of any conditions or limitations on drawing.

     "Libor Rate" shall mean, for any Interest Period for any Libor Rate Loan, a fixed rate per annum (rounded upwards to the next higher whole multiple of 1/100% if such rate is not such a multiple) equal at all times during such Interest Period to the quotient of (a) the rate per annum determined in good faith by Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the rates per annum (rounded upwards to the next higher whole multiple of 1/100% if such rate is not such a multiple) at which deposits in immediately available United States Dollars are offered at 11:00 a.m. (London, England Time) (or as soon thereafter as is reasonably practicable) to major money center banks by prime banks in the London interbank eurodollar market two (2) Business Days prior to the first day of such Interest Period in an amount and maturity equal to the amount and maturity of such Libor Rate Loan, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the Libor Reserve Requirements.

     "Libor Rate Loan" shall mean any Loan that bears interest with reference to the Libor Rate.

     "Libor Reserve Requirements" shall mean, for any day of any Interest Period for a Libor Rate Loan, the percentage (rounded upward to the next higher whole multiple of 1/100% if such rate is not such a multiple) as determined in good faith by the Bank (which determination shall be conclusive absent manifest error) as representing the maximum reserves (whether basic, supplemental, marginal, emergency or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) in an amount and for a maturity equal to such Libor Rate Loan and such Interest Period. The Libor Rate shall be adjusted automatically as of the effective date of each change in the Libor Reserve Requirement.

     "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Loan" or "Loans" shall mean the Revolving Credit Loans (whether made as, continued as or converted to Prime Rate Loans and any other credit to any Borrower extended by the Bank in accordance with Article II hereof as evidenced by the Notes, as the case may be.

     "Loan Account" shall mean that as set forth in Section 2.16 hereof.

     "Loan Document" or "Loan Documents" mean, singularly or collectively as the context may require, (i) this Agreement, (ii) the Notes, (iii) the Collateral Assignment, (iv) the Security Agreement, (v) the Stock Pledge Agreement, (vi) the Letters of Credit, (vii) the Letter of Credit Related Documents, (viii) all UCC-1 financial statements filed in accordance with the Security Agreement, the Collateral Assignment and the Stock Pledge Agreement and (vii) any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement, as any of them may be amended, modified, extended or supplemented from time to time.

     "Material Adverse Change" shall mean a material adverse change in the (a) business, operations or condition (financial or otherwise) of MBC and its Subsidiaries taken as a whole; (b) the ability of the Borrowers, collectively, to perform any of their payment or other material obligations under this Agreement or any of the other Loan Documents to which they are a party; (c) the legality, validity, or enforceability of the obligations of any Borrower under this Agreement or any of the other Loan Documents; or (d) the ability of the Bank to exercise its rights and remedies with respect to, or otherwise realize upon, any of the collateral or any other security for the Debt.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations or condition (financial or otherwise) of MBC and its Subsidiaries taken as a whole; (b) the ability of the Borrowers, collectively, to perform any of their payment or other material obligations under this Agreement or any of the other Loan Documents to which they are a party; (c) the legality, validity, or enforceability of the obligations of any Borrower under this Agreement or any of the other Loan Documents; or (d) the ability of the Bank to exercise its rights and remedies with respect to, or otherwise realize upon, any of the collateral or any other security for the Debt.

     "MBC" shall mean Michael Baker Corporation, a Pennsylvania corporation.

     "Michael Baker, Jr." shall have the meaning assigned to such term in the preamble hereof.

     "Net Income" means, for the period of determination, net income (after taxes), excluding, however, extraordinary gains, in each case determined and Consolidated for the Borrowers and their Subsidiaries in accordance with GAAP.

     "Notes" shall collectively mean the Revolving Credit Note and any other note of the Borrowers executed and delivered pursuant to this Agreement, together with all extensions, renewals, refinancings or refundings in whole or in part.

     "Office", when used in connection with the Bank, means its designated office located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259 or such other office of the Bank as the Bank may designate in writing from time to time.

     "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Operating Lease" shall mean any lease other than a Capital Lease.

     "Owners Equity" means, as of the date of determination, net worth, in each case determined and Consolidated for the Borrowers and their Subsidiaries in accordance with GAAP.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

     "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization or government or agency or political subdivision thereof.

     "Plan" means any deferred compensation program, including both single and multi-employer plans, subject to Title IV of ERISA and established and maintained for employees of any Borrower or any Subsidiary or any ERISA Affiliate.

     "Potential Default" shall mean any event or condition which with notice or passage of time , or any combination of the foregoing, would constitute an Event of Default.

     "Prime Rate" shall mean that rate of interest per annum announced by Bank from time to time as its Prime Rate which may not represent the lowest rate charged by Bank to other borrowers at any time or from time to time.

     "Prime Rate Loan" shall mean any Loan that bears interest with reference to the Prime Rate.

     "Prohibited Transaction" shall mean any transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, except any such event as to which the provision for thirty (30) days notice to the PBGC is waived under applicable regulations.

     "Revolving Credit Facility Commitment" shall mean as set forth in Section 2.01(a) hereof.

     "Revolving Credit Loans" shall mean as set forth in Section 2.01(a) hereof.

     "Revolving Credit Note" means the joint and several Revolving Credit Note, dated as of June 12, 1997, as amended by the First Amended and Restated Revolving Credit Note, dated November 1, 1999, as amended by the Second Amended and Restated Revolving Credit Note, dated of even date herewith, as the same may be amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings, in whole or in part.

     "Security Agreement" shall mean the Security Agreement, dated December 31, 1999, made by MBC, Michael Baker, Jr., Baker Environmental, Baker/MO, Baker Support and Baker OTS in favor of the Bank, as amended and restated by the First Amended and Restated Security Agreement, dated of even date herewith, made by the Borrowers in favor of the Bank, as further amended, modified or supplemented from time to time.

     "Stock Pledge Agreement" shall mean the Stock Pledge Agreement, dated of even date herewith, made by MBC, Michael Baker Jr. and Baker International to the Bank with respect to the issued and outstanding shares of capital stock of Michael Baker Jr., Baker Environmental, Baker/MO, Baker OTS, Baker Engineering, Baker NY, Baker GeoResearch and Baker Global, as amended, modified or supplemented from time to time.

     "Subsidiary" of a Borrower at any time means (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned (directly or indirectly) by such Borrower and/or one or more Subsidiaries of the Borrower and (ii) any partnership, association, joint venture or other entity in which the Borrower and/or one or more Subsidiaries of the Borrower has more than a fifty percent (50%) equity interest.

     "Termination Event" shall mean (i) a "Reportable Event, (ii) the termination of a single employer Plan or the treatment of a single employer Plan amendment as the termination of such Plan under Section 4041 of ERISA, or the filing of a notice of intent to terminate a single employer Plan, or (iii) the institution of proceedings to terminate a single employer Plan by the PBGC under
Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any single employer Plan.

     "UCC" shall mean the Uniform Commercial Code or similar Law as in effect of the date of this Agreement and as amended from time to time, of the Official Body having jurisdiction with respect to all or any portion of the collateral granted or assigned to the Bank from time to time under or in connection with this Agreement.

     1.02 CONSTRUCTION AND INTERPRETATION.
          -------------------------------

          (a) OBLIGATIONS OF AND REFERENCES TO BORROWERS. Each and every obligation of the Borrowers contained in this Agreement or any Loan Document, whether or not expressly stated, shall be the joint and several obligations of the Borrowers. Any and all references to the Borrowers contained in any representation or covenant of the Borrowers' hereunder shall be a representation or covenant with respect to each and every Borrower, both individually and collectively.

          (b) CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "judgments" of Bank include good faith estimates by Bank (in the case of quantitative judgments) and good faith beliefs by Bank (in the case of qualitative judgments). The definition of any document or instrument includes all schedules, attachments, and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. "Hereunder", "herein", "hereto", "hereof", "this Agreement" and words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates to the contrary; and any action required to be taken by any Borrower or all of the Borrowers is to be taken promptly, unless the context clearly indicates to the contrary.

          (c) ACCOUNTING TERMS. Any accounting term not  specifically defined in
Section 1.01 hereofshall have the meaning ascribed thereto by GAAP.

                                   ARTICLE II.

                               THE CREDIT FACILITY

     2.01 REVOLVING CREDIT FACILITY COMMITMENT.
          ------------------------------------

          (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Bank agrees to make, continue or convert loans (the "Revolving Credit Loans") to the Borrowers at any time or from time to time on or after the Closing Date and to and including the Business Day immediately preceding the Expiry Date, in an aggregate principal amount not exceeding at any one time outstanding the Borrowing Base as described in Section 2.01(c) (the "Revolving Credit Facility Commitment"). Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement including, without limitation, the Bank's right to demand repayment of the Revolving Credit Loans upon the occurrence of an Event of Default, Borrowers may borrow, repay and reborrow under this Section 2.01; provided, however, that if a Borrower prepays any Libor Rate Loan on a day other than the last day of the applicable Interest Period for such Libor Rate Loan, then the Borrowers shall comply with the terms and conditions of Section 2.13(c) with respect to such prepayment.

          (b) REVOLVING CREDIT NOTE. The joint and several obligations of Borrowers to repay the unpaid principal amount of the Revolving Credit Loans made to Borrowers by the Bank and to pay interest on the unpaid principal amount thereof is evidenced in part by the Revolving Credit Note.

          (c) BORROWING BASE. Subject to the terms and conditions of this Agreement, the aggregate principal amount of all Revolving Credit Loans outstanding under this Agreement shall not exceed the lesser of (A) Twenty Million and 00/100 Dollars ($20,000,000.00) (including the aggregate Letter of Credit Undrawn Availability) or (B) the difference of (x) up to seventy percent (70%) of the aggregate gross amount of Eligible Accounts, minus (y) the aggregate Letter of Credit Undrawn Availability (the lesser of the amounts described in clauses (A) and (B) of this sentence is sometimes referred to in this Agreement as the "Borrowing Base"). Notwithstanding anything to the contrary contained herein, upon the occurrence or existence of any Material Adverse Change, the Bank may, in its sole discretion, at any time hereafter, decrease the advance percentage for Eligible Accounts, or increase the level of any reserves or ineligibles, or define or maintain such other reserves or ineligibles, as the Bank may deem necessary or appropriate. Any such change shall become effective immediately upon written notice from the Bank to the Borrowers for the purpose of calculating the Borrowing Base hereunder.

          (d) MAKING, CONTINUING OR CONVERTING OF REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, and provided that the Borrowers have satisfied all applicable conditions specified in Article IV hereof and, if applicable, the Bank has received, reviewed and approved the most recent borrowing base certificate of the Borrowers in the form of EXHIBIT "B", attached hereto and made a part hereof (the "Borrowing Base Certificate") due pursuant to Section 5.01(h), properly completed and setting forth the Borrowing Base calculations for the Borrowers, together with the appropriate backup documentation, the Bank shall make Revolving Credit Loans to the Borrowers which, as selected by the Borrowers pursuant to this Section 2.01(d), shall be Prime Rate Loans or Libor Rate Loans.

               (i) Each Revolving Credit Loan that is made as or converted (from a Libor Rate Loan) into a Prime Rate Loan shall be made or converted on such Business Day and in such amount as Borrowers shall request by written notice or telephonic notice from an Authorized Representative (confirmed promptly in writing which notice shall be irrevocable by and binding on the Borrowers) received by the Bank no later than 12:00 noon (Pittsburgh, Pennsylvania time) on the date of requested disbursement of the requested Prime Rate Loan. On each borrowing date, the Bank shall make the proceeds of the Prime Rate Loan available to Borrowers at the Bank's Office in immediately available funds not later than 4:00 p.m. (Pittsburgh, Pennsylvania, time). Unless a Borrower shall provide the Bank with the required written notice from an Authorized Representative to convert a Prime Rate Loan into a Libor Rate Loan on the second
(2nd) business day prior to the date of requested conversion, such Prime Rate Loan shall automatically continue as a Prime Rate Loan. The Bank shall not be obligated to make any Revolving Credit Loan so long as an Event of Default or Potential Default has occurred and is continuing.

(ii) Each Revolving Credit Loan that is made as, continued as or converted (from a Prime Rate Loan) into a Libor Rate Loan shall be made, continued or converted on such Business Day, in such amount (greater than or equal to Five Hundred Thousand Dollars ($500,000) provided, however, that any amount in excess of Five Hundred Thousand Dollars ($500,000) may only be in increments of One Hundred Thousand Dollars ($100,000)), and with such an Interest Period as Borrowers shall request by written notice or telephonic notice from an Authorized
Representative (confirmed promptly in writing) received by the Bank no later than 12:00 noon (Pittsburgh, Pennsylvania time) on the Second (2nd) Business Day prior to the date of disbursement of, continuation of or conversion into the requested Libor Rate Loan. On each borrowing date, the Bank shall make the proceeds of the Libor Rate Loan available to Borrowers at the Bank's Office in immediately available funds, no later than 12:00 noon (Pittsburgh, Pennsylvania time). In addition, in the event that Borrowers desire to continue a Libor Rate Loan for an additional Interest Period, Borrowers shall provide Bank with written notice or telephonic notice thereof from an Authorized Representative (confirmed promptly in writing) on the Second (2nd) Business Day prior to the expiration of the applicable Interest Period. In the event that Borrowers fail to provide the Bank with the required notice on the Second (2nd) Business Day prior to the expiration of the applicable Interest Period for a Libor Rate Loan, Borrowers shall be deemed to have given notice that such Loan shall be converted to a Prime Rate Loan on the last day of the applicable Interest Period. Each notice of any Libor Rate Loan shall be irrevocable and binding on Borrowers and Borrowers shall indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by Borrowers to consummate such transaction calculated as set forth in Section 2.13(c) hereof.

               (iii) all Revolving Credit Loans that are As Offered Rate Loans (as defined in the Existing Agreement) shall be converted to Prime Rate Loans on the last day of the applicable Interest Period (as defined in the Existing Agreement) for each such Revolving Credit Loan. All Revolving Credit Loans that are ABS Rate Loans (as defined in the Existing Agreement) shall be converted to Prime Rate Loans on the Closing Date.

          (e) MAXIMUM PRINCIPAL BALANCE OF REVOLVING CREDIT LOANS. The aggregate principal amount of all Revolving Credit Loans (including the Letter of Credit Undrawn Availability) outstanding shall not exceed the Borrowing Base. The Borrowers agree that if at any time the aggregate principal amount of all Revolving Credit Loans outstanding (including the Letter of Credit Undrawn Availability) exceeds the Borrowing Base ("Excess Amount"), the Borrowers shall promptly pay to the Bank such Excess Amount. If not sooner paid, all of the Revolving Credit Loans, all unpaid accrued interest thereon, and all other sums and costs owed to Bank by Borrowers pursuant to this Agreement with respect to the Revolving Credit Loans, shall be immediately due and payable on the Expiry Date, without notice, presentment or demand.

     2.02 INTEREST ON REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, at all times during the term of this Agreement, the aggregate outstanding principal balance of all Revolving Credit Loans shall be, at the option of the Borrowers, as elected pursuant to Section 2.01(c):

               (i) Prime Rate Loans which shall bear interest at a rate per annum equal to the Prime Rate; or

               (ii) Libor Rate Loans which shall bear interest during each Interest Period at a rate per annum equal to the Libor Rate plus two and one quarter of one percent (2.25%).

     2.03 INTEREST PAYMENTS. The Borrowers shall pay to the Bank interest on the unpaid principal balance of the aggregate outstanding balance of the Revolving Credit Loans which are Prime Rate Loans in arrears, on the first (1st) day of the first (1st) full calendar month after the Closing Date and on the first day of each calendar month thereafter through and including the Expiry Date. The Borrowers shall pay to the Bank interest on the unpaid principal balance of the aggregate outstanding balance of the Revolving Credit Loans which are Libor Rate Loans on the earlier of (i) the last day of the applicable Interest Period for such Loan or (ii) for such Loans with an applicable Interest Period exceeding three (3) months, on each and every three (3) month anniversary of each such Loan during the period from the Closing Date to and including the Expiry Date. After maturity of any part of the Loans (whether upon the occurrence of an Event of Default, by acceleration or otherwise), interest on such part of the Loans shall be immediately due and payable upon delivery by Bank of an invoice for such interest without further notice, presentment, or demand.

     2.04 INTEREST AFTER DEFAULT; USURY. Whenever the unpaid principal amount of the Loans or any portion thereof, accrued interest thereon, any fees, or any other sums payable hereunder shall become due and payable and remain unpaid (whether at maturity, upon the occurrence of an Event of Default, by acceleration or otherwise) the amount thereof shall thereafter until paid in full bear interest at a rate per annum two percent (2.00%) in excess of the interest rate otherwise applicable to such Loans. In the event the rates of interest provided for in this section 2.04, or any other section of this Agreement, are finally determined by any Official Body to exceed the maximum rate of interest permitted by applicable usury or similar laws, their or its application will be suspended and there will be charged instead the maximum rate of interest permitted by such laws.

     2.05 [RESERVED]

     2.06 FEES. The Borrowers shall pay to Bank a commitment fee on the unused portion of the Revolving Credit Facility Commitment during the period from the date of this Agreement to the Expiry Date, payable quarterly in arrears beginning on October 1, 2000 and continuing on the first (1st) day of each January, April, July, and October thereafter and on the Expiry Date. Such fee shall be equal to the amount by which Twenty Million and 00/100 Dollars ($20,000,000.00) has exceeded the average daily closing principal balance of the Revolving Credit Loans during the preceding calendar quarter, multiplied by three hundred and seventy-five one- hundredths of one percent (0.375%), multiplied by a fraction, the numerator of which is the actual number of days in such calendar quarter and the denominator of which is 360. In addition, the Borrowers shall pay to the Bank, on or before the Closing Date, a non-refundable amendment fee in the amount of Twenty Five Thousand and 00/100 Dollars ($25,000.00).

     2.07 COMPUTATION OF INTEREST AND FEES; ADJUSTMENT TO PRIME RATE. Interest on the Prime Rate Loans shall be computed on the basis of a year of three hundred sixty-five (365) days and paid for the actual number of days elapsed. Interest on the Libor Rate Loans shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed. Interest on unpaid fees and other sums payable hereunder shall be computed on the basis of a year of three hundred sixty five (365) days and paid for the actual number of days elapsed. In the event of any change in the Prime Rate, the rate of interest upon each Prime Rate Loan shall be adjusted to immediately correspond with such change; except any interest charged hereunder shall not exceed the highest rate permitted by Law.

     2.08 AGREEMENT TO ISSUE LETTERS OF CREDIT. From time to time during the period from the Closing Date to the Business Day immediately preceding the Expiry Date, subject to the further terms and conditions hereof, including those required in connection with the making of Revolving Credit Loans, the Bank shall issue standby or trade letters of credit (collectively, "Letters of Credit") for the account of the Borrowers in an amount not to exceed the Revolving Credit Facility Commitment as a sub-facility of the Revolving Credit Facility Commitment; PROVIDED, HOWEVER, that on any date on which the Borrowers' request a Letter of Credit, and after giving effect to the Letter of Credit Face Amount of such Letter of Credit, the sum of all Revolving Credit Loans outstanding and the Letter of Credit Undrawn Availability shall not exceed the Revolving Credit Facility Commitment. All such Letters of Credit shall be issued by the Bank in accordance with its then current practice relating to the issuance of letters of credit including, but not limited to, the execution and delivery to Bank of applications and agreements required by Bank and the payment by the Borrowers of all applicable fees with respect thereto.

     2.09 LETTER OF CREDIT FEES. The Borrowers shall pay to Bank (a) one and ninety five hundredths of one percent (1.95%) per annum of the Letter of Credit Face Amount of all Letters of Credit issued and outstanding hereunder, such fee to be paid quarterly in arrears (the "Letter of Credit Commission"), (b) the Bank's standard issuance fees for each Letter of Credit issued hereunder, such fee to be paid on the date of issuance of such Letter of Credit, and (c) any reasonable out-of-pocket expenses and costs incurred by Bank for the issuance of any Letter of Credit issued hereunder, such fees to be paid on the day of issuance of such Letter of Credit. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the Letter of Credit Commission shall be increased to four percent (4.0%) per annum.

     2.10 PAYMENTS UNDER LETTERS OF CREDIT. Upon a draw under any Letter of Credit, the Borrowers shall immediately reimburse the Bank for such drawing under a Letter of Credit. If (i) the Borrowers shall not have immediately reimbursed the Bank for such drawing under such Letter of Credit, (ii) the Bank must for any reason return or disgorge such reimbursement, or (iii) the Borrowers are required to make a payment under Section 7.02(a)(ii) hereof and fail to make such payment, then the amount of each unreimbursed drawing under such Letter of Credit and payment required to be made under Section 7.02(a)(ii) hereof shall automatically be converted into a Revolving Credit Loan made on the date of such drawing for all purposes of this Agreement. The Borrowers' obligation to reimburse the Bank with respect to each drawing under a Letter of Credit shall be absolute and unconditional. The Borrowers irrevocably authorize Bank to treat such draw as a request for a Revolving Credit Loan which shall be a Prime Rate Loan in the amount of such draw, so long as the Revolving Credit Facility Commitment has not terminated.

     2.11 PERIOD OF ISSUANCE AND TERM OF LETTERS OF CREDIT. Letters of Credit shall only be issued by Bank for the account of the Borrowers for such terms which expire prior to or on the Expiry Date.

     2.12 [RESERVED]

     2.13 ADDITIONAL COSTS.
          ----------------

          (a) If, due to either (i) the introduction of, or any change in, or in the interpretation of, any Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law), there shall be any increase in the cost to, or reduction in income receivable by, the Bank of making, funding or maintaining Loans (or commitments to make the Loans), then the Borrowers shall from time to time, upon demand by the Bank made within a reasonable time after Bank's determination thereof, pay to the Bank additional amounts sufficient to reimburse such Bank for any such additional costs or reduction in income. All such additional amounts shall be determined by Bank in good faith using appropriate attribution and averaging methods ordinarily employed by the Bank. A certificate of the Bank submitted to the Borrowers in good faith as to the amount of such additional costs shall be presumptive evidence of such amount. Upon notice from the Bank to the Borrowers within ten (10) Business Days after the Bank notifies the Borrowers of any such additional costs pursuant to this
Section 2.13(a), the Borrowers may (A) repay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such repayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four
(4) Business Days' notice to the Bank. If any such repayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrowers also shall pay to the Bank such additional amounts as set forth in Section 2.13(c).

          (b) If either (i) the introduction of, or any change in, or in the interpretation of, any Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law), affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank reasonably determines in good faith that the amount of such capital is increased by or based upon the existence of the Loans (or commitment to make the Loans), then, within ten (10) Business Days of demand by the Bank, the Borrowers shall pay to the Bank from time to time as specified by the Bank additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determines in good faith such increase in capital to be allocable to the existence of the Bank's Loans (or commitment to make the Loans). Any such demand by Bank must be made by the Bank within a reasonable time. A certificate of the Bank in good faith submitted to the Borrowers as to such amounts shall be presumptive evidence of such amounts. Upon notice from the Borrowers to the Bank within ten (10) Business Days after the Bank notifies the Borrowers of any such additional costs pursuant to this Section 2.13(b), the Borrowers may (A) repay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrowers also shall pay to the Bank such additional amounts as set forth in Section 2.13(c).

          (c) If the Borrowers shall repay any Libor Rate Loan on a day other than the last day of the applicable Interest Period for such Loan (whether such repayment is permitted by Section 2.13 or 2.14, as a result of the failure of the Borrowers to consummate a transaction after providing notice as set forth in
Section 2.01(c)(ii), otherwise permitted by Bank or otherwise required under the terms of this Agreement), the Borrowers shall within ten (10) Business Days of demand pay to the Bank such additional amounts reasonably determined by Bank in good faith to be sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment including, without limitation, any loss (including loss of anticipated profits), costs or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund such Loan, and a certificate as to the amount of any such loss, cost or expense submitted by the Bank to the Borrowers in good faith shall be presumptive evidence of such amount.

     2.14 ILLEGALITY; IMPRACTICABILITY. Notwithstanding any other provision contained in this Agreement, if: (a) it is unlawful, or any central bank or other governmental authority shall determine that it is unlawful, for the Bank to perform its obligations hereunder to make, continue, or convert Loans hereunder; or (b) on any date on which a Libor Rate would otherwise be set, the Bank shall have in good faith determined (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining a Libor Rate, (ii) a contingency has occurred which materially and adversely affects the interbank markets, or (iii) the effective cost to the Bank of funding a proposed Libor Rate Loan exceeds the Libor Rate then (y) on notice thereof by the Bank to the Borrowers, the obligation of the Bank to make or continue a Loan of a type so affected or to convert any type of Loan into a Loan of a type so affected shall terminate and the Bank shall thereafter be obligated to make Prime Rate Loans whenever any written notice requests any type of Loans so affected and (z) upon demand therefor by the Bank to the Borrowers, the Borrowers shall (i) forthwith prepay in full all Loans of the type so affected then outstanding, together with interest accrued thereon or
(ii) request that the Bank, upon five (5) Business Days' notice, convert all Loans of the type so affected then outstanding into Loans of a type not so affected. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrowers also shall pay to the Bank such additional amounts as set forth in
Section 2.13(c).

     2.15 PAYMENTS. All payments to be made with respect to principal, interest, fees or other amounts due from the Borrowers under this Agreement or under the Notes are payable at 12:00 noon (Pittsburgh, Pennsylvania Time), on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action for the payments will accrue immediately. All such payments must be made to the Bank at its Office in U.S. Dollars and in funds immediately available at such Office, without setoff, counterclaim or other deduction of any nature. The Bank may in its discretion deduct such payments from the Borrowers' demand or deposit accounts with Bank if not paid within five (5) days after the due date. All such payments shall be applied at the option of the Bank to accrued and unpaid interest, outstanding principal and other sums due under this Agreement in such order as the Bank, in its sole discretion, shall elect. All such payments shall be made absolutely net of, without deduction or offset, and altogether free and clear of any and all present and future taxes, levies, deductions, charges, and withholdings and all liabilities with respect thereto, excluding income and franchise taxes imposed on the Bank under the laws of the United States or any state or political subdivision thereof. If the Borrowers are compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges, or withholdings, they will pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States federal or state income taxes required to be paid by the Bank in respect of such additional amounts, shall equal the amount of such payment without such tax, deduction or withholding.

     2.16 LOAN ACCOUNT. The Bank will open and maintain on its books a loan account (the "Loan Account") for the Borrowers with respect to Loans made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to the Bank under this Agreement. The Loan Account for the Borrowers will be presumptive evidence as to the amount at any time due to the Bank from the Borrowers under this Agreement or the Notes.

     2.17 FINANCING STATEMENTS. Promptly following request by the Bank, the Borrowers shall execute and deliver and file and record and refile and rerecord such financing statements, assignments and other such documents in such manner, at such time or times and in such place or places as may be required by Law and cause to be taken such other actions as may be required by Law or as may be requested by Bank in order to cause the Lien granted under the Security Agreement, the Collateral Assignment, the Stock Pledge Agreement or any other Loan Document to be, at all times valid, perfected and enforceable against the Borrowers and all third parties. The Borrowers irrevocably appoint Bank as their agent and attorney to execute any such financing statements in the Borrowers' names upon the Borrowers' failure to comply with the first sentence of this
Section 2.17. The Borrowers further agree that a carbon, photographic or other reproduction of a financing statement is sufficient as a financing statement and may be filed as such. All expenses of such filing, recording, refiling and re-recording shall be borne by the Borrowers.

     2.18 SECURITY. The Loans shall be secured by the Security Agreement, the Stock Pledge Agreement, the Collateral Assignment and all UCC financing statements executed and recorded with respect thereto.

     2.19 ESTOPPEL. As further consideration for the entry of the Bank into this Agreement, Borrowers hereby represent and warrant that they do not presently have any claims or actions of any kind at Law or in equity against the Bank arising out of or in any way relating to the Existing Loan Agreement or any related documents with respect thereto, the transactions referenced in or contemplated by this Agreement or any acts, transactions, or events that are or were the subject matter of any other prior loans or agreement or guaranties involving one or more of the Borrowers and the Bank.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrowers represent and warrant to the Bank that:

     3.01. ORGANIZATION AND QUALIFICATION. The Borrowers and their Subsidiaries are corporations duly organized, validly existing and in good standing under their respective jurisdictions of incorporation. Except where the failure to be so qualified or licensed would not have a Material Adverse Effect, the Borrowers and their Subsidiaries are duly qualified or licensed to do business as a foreign corporation or partnership and are in good standing in all jurisdictions in which the ownership of their properties or the nature of their activities or both makes such qualification or licensing necessary.

     3.02 POWER TO CARRY ON BUSINESS; LICENSES. Each Borrower and its Subsidiaries have all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted. Except where the failure to have any such license, permit, consent or approval would not have a Material Adverse Effect, each Borrower and its Subsidiaries have all licenses, permits, consents and governmental approvals or authorizations necessary to carry on its business as now conducted and as presently planned to be conducted.

     3.03 EXECUTION AND BINDING EFFECT. This Agreement, the Notes, and the other Loan Documents to which the Borrowers are a party have been duly authorized by all appropriate corporation action of each Borrower, have been duly and validly executed and delivered by each Borrower which is a party thereto, and each such document or agreement constitutes a legal, valid and binding obligation of the Borrowers who are a party thereto, enforceable in accordance with its terms.

     3.04 ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement or the other Loan Documents, nor the consummation of the transactions contemplated in any of them, nor the performance of or compliance with their terms and conditions will (a) violate any Law, (b) conflict with or result in a breach of or a default under the articles of incorporation or by-laws of any Borrower, (c) conflict with or result in a breach or a default under any material agreement or instrument to which any Borrower or its Subsidiaries is a party or by which any of them or any of their properties (now owned or acquired in the future) may be subject or bound or (d) result in the creation or imposition of any material Lien upon any property (owned or leased) of any Borrower or its Subsidiaries.

     3.05 AUTHORIZATIONS AND FILINGS. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement or the other Loan Documents, the consummation of the transactions contemplated in any of them, or the performance of or compliance with the terms and conditions of this Agreement or the other Loan Documents.

     3.06 [RESERVED]

     3.07 TITLE TO PROPERTY. Each Borrower and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all other property purported to be owned by it, including that reflected in the most recent balance sheet referred to in Section 3.08 of this Agreement or submitted pursuant to Section 5.01(a) of this Agreement (except as sold or otherwise disposed of in the ordinary course of business), subject only to Liens not forbidden by Section 6.01 of this Agreement.

     3.08 FINANCIAL STATEMENTS.
          --------------------

          (a) The Borrowers have delivered to the Bank a Consolidated balance sheet and related statements of income, retained earnings and cash flow of the Borrowers and their Subsidiaries for the fiscal year ending December 31, 1999, as audited by Pricewaterhouse Coopers LLP without qualification. Such financial statements (including the notes) present fairly the Consolidated financial condition of the Borrowers and their Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in financial position for the fiscal period then ended, all in accordance with GAAP applied consistently with that of the preceding fiscal year.

          (b) The Borrowers have delivered to the Bank internally prepared Consolidated and Consolidating balance sheets and related statements of income, cash flow and retained earnings of the Borrowers and their Subsidiaries and each Borrower and its Subsidiaries as of, and for the fiscal year ending, December 31, 1999. Such financial statements provided by the Borrowers present fairly the financial position of each Borrower and its Subsidiaries as of the end of such period and the results of their operations and their cash flow for the period then ended, all in conformity with GAAP, applied on a basis consistent with that of the preceding fiscal periods.

     3.09 TAXES. All tax returns required to be filed by each Borrower and its Subsidiaries have been properly prepared, executed and filed. Except as may be permitted under Section 5.05 hereof, all material taxes, assessments, fees and other governmental charges upon each Borrower and their Subsidiaries or upon any of their properties, income, sales or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of the Borrowers and their Subsidiaries are adequate for all open years and for the current fiscal period. No Borrower knows of any proposed additional material assessment or basis for any material assessment for additional taxes (whether or not reserved against).

     3.10 [RESERVED]

     3.11 LITIGATION. Except as reflected in MBC's most recent periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, copies of which have been delivered to Bank and, except as on SCHEDULE 3.11 hereto, there is no pending, or to the best knowledge of MBC, contemplated or threatened, action, suit or proceeding by or before any Official Body against or affecting any Borrower or its Subsidiaries, at law or equity, which, if adversely decided, would have a Material Adverse Effect.

     3.12 COMPLIANCE WITH LAWS. To the best of MBC's knowledge, except as set forth in SCHEDULE 3.12 hereto, no Borrower nor any Subsidiary of a Borrower is in violation of or subject to any material contingent liability on account of any Law which in the aggregate would have a Material Adverse Effect.

     3.13 PENSION PLANS. Except as described in SCHEDULE 3.13 to this Agreement,
(a) each Plan has been and will be maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA and other applicable laws; (b) no Reportable Event, as defined in ERISA, which could have a Material Adverse Effect, has occurred and is continuing with respect to any Plan; (c) no material liability to the PBGC has been incurred and is outstanding with respect to any Plan, other than for premiums due and payable; (d) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan where such termination would have a Material Adverse Effect; (e) no withdrawal, either complete or partial, has occurred or commenced with respect to any multi-employer Plan, and there exists no intent to withdraw either completely or partially from any multi-employer Plan; and (f) there has been no cessation of, and there is no intent to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan.

     3.14 PATENTS, LICENSES, FRANCHISES. The Borrowers and their Subsidiaries own or possess the right to use all of the material patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate their properties and to carry on their business as presently conducted and presently planned to be conducted without conflict with the rights of others. There are no currently pending or, to the best knowledge of MBC threatened claims with respect to infringement by or against any Borrower or any Subsidiary of a Borrower of any of the foregoing.

     3.15 ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.15 hereof,
          ---------------------                          -------------

          (a) To the best knowledge of MBC, no Borrower nor any Subsidiary of a Borrower is in violation of The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, The Toxic Substances Control Act and The Clean Air Act or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other federal, state or local environmental law, statute, rule, regulation or ordinance applicable to any Borrower, its Subsidiaries, or their respective properties (all of the foregoing are sometimes collectively referred to in this Section 3.17 as the "Environmental Laws") except where such violations in the aggregate would not have a Material Adverse Effect;

          (b) To the best knowledge of MBC, neither the Borrowers, their Subsidiaries nor any of their Affiliates, directors, officers, employees, agents or independent contractors have arranged, by contract, agreement or otherwise,
(i) for the disposal or treatment of, or (ii) with a transporter for the transport, disposal or treatment of, any Hazardous Substance (as defined by CERCLA, as amended), owned, used or possessed by any Borrower, whether or not to a location identified by the EPA on the National Priorities List, 40 C.F.R. Part 300, (or proposed by the EPA in the Federal Register for listing on such National Priorities List) or identified under any corresponding state statute or regulation concerning cleanup of waste disposal sites (a "State Superfund Law") except where the same has been performed in compliance with all Environmental Laws, the non-compliance with which in the aggregate would not have a Material Adverse Effect;

          (c) To the best knowledge of MBC, no predecessor of a Borrower has arranged by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for transport for the disposal or treatment of, any Hazardous Substance (as defined by CERCLA, as amended), owned, used or possessed by the predecessor, except where the same has been performed in compliance with all Environmental Laws, the non-compliance with which in the aggregate would not have a Material Adverse Effect;

          (d) Neither the Borrowers, their Subsidiaries nor any of their Affiliates "owned" or "operated" any "facility" at the time any Hazardous Substances were disposed of at such facility within the meaning of CERCLA, as amended, or any State Superfund Law except where such disposals would not have a Material Adverse Effect.

     3.16 PROCEEDS. The Borrowers will use the proceeds of the Revolving Credit Loans for general corporate purposes.

     3.17 MARGIN STOCK. The Borrowers will make no borrowing under this Agreement for the purpose of buying or carrying any "margin stock", as such term is used in Regulation U and related regulations of the Board of Governors of the Federal Reserve System, as amended from time to time. No Borrower owns any "margin stock". No Borrower is engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing under this Agreement will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock".

     3.18 NO EVENT OF DEFAULT: COMPLIANCE WITH MATERIAL AGREEMENTS. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. No Borrower nor any of its Subsidiaries is (i) in violation of any term of any charter instrument or bylaw or (ii) in default under any material agreement, lease or instrument to which it is a party or by which it or any of its properties (owned or leased) may be subject or bound.

     3.19 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein, since December 31, 1999, there has been no Material Adverse Change.

     3.20 SUBSIDIARIES. SCHEDULE 3.20 to this Agreement sets forth each Subsidiary of each Borrower, the authorized and outstanding capital stock (or other equity interest) of such Subsidiary and the outstanding capital stock (or other equity interest) of such Subsidiary which is owned by any Borrower or any of its Subsidiaries.

     3.21 LABOR CONTROVERSIES. There are no labor controversies pending or, to the best knowledge of the officers and directors of MBC, threatened, against any Borrower or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect.

     3.22 SOLVENCY. After the making of the Loans, each Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its businesses and all businesses in which it is about to engage, and (c) will own property having a value at both fair valuation and at fair saleable value in the ordinary course of its business greater than the amount required to pay its debts as they become due. No Borrower was insolvent immediately prior to the date of this Agreement and no Borrower will be rendered insolvent by the execution and delivery of this Agreement, the borrowing hereunder and/or the consummation of any transactions contemplated by this Agreement.

     3.23 ACCURATE AND COMPLETE DISCLOSURE. No representation or warranty made by any Borrower under this Agreement, the other Loan Documents or the schedules and exhibits attached thereto, and to the best knowledge of the officers and directors of MBC no statement made by any Borrower or its Subsidiaries in any financial statement (furnished pursuant to Sections 3.08 or 5.01 or otherwise), certificate, report, exhibit or document furnished by any Borrower or its Subsidiaries to the Bank pursuant to or in connection with this Agreement is false or misleading (including by omission of information necessary to make such representation, warranty or statement not misleading) in any manner which would have a Material Adverse Effect.

     3.24 SECURITY INTEREST. The security interests in the collateral granted to the Bank pursuant to the Security Agreement, the Collateral Assignment and the Stock Pledge Agreement (the "Collateral") are valid security interests. To the extent that perfection of such security interests in the Collateral can be accomplished by the filing of UCC-1 financing statements ("UCC-1 Collateral"), the presentation of such UCC-1 financing statements for filing in the appropriate offices of the appropriate jurisdictions, together with the payment of the appropriate filing fees will constitute all such action necessary to perfect the security interests of the Bank in the UCC-1 Collateral. Upon the appropriate filing of such UCC-1 financing statements as described above, the Bank's security interests in the UCC-1 Collateral (i) constitute and will continue to constitute perfected security interests under the UCC entitled to all of the rights, benefits and priorities provided by the UCC and (ii) except as otherwise permitted under Section 6.01 of this Agreement, are and will continue to be superior and prior to the rights of all third parties existing on the date of this Agreement or arising after the date of this Agreement whether by Lien or otherwise, to the fullest extent provided by Law. All such action as is necessary or advisable to establish such rights of the Bank has been taken or will be taken at or prior to the time required for such purpose and there will be upon execution and delivery of the Loan Documents no necessity of any further action in order to preserve, protect and continue such rights except the filing of continuation statements with respect to filed financing statements within six
(6) months prior to each five (5) year anniversary of the filing of such financing statements and continued possession by the Bank of the collateral delivered to it. All filing fees and other expenses in connection with each such action shall be paid by the Borrowers and the Bank shall be reimbursed by the Borrowers for any such fees and expenses incurred by the Bank.

     3.25 ACCOUNT WARRANTIES. With respect to all Eligible Accounts from time to time scheduled, listed or referred to in any certificate, statement or report delivered to the Bank, the Borrowers warrant and represent to the Bank that (a) the accounts are genuine, are in all respects what they purport to be, and are not evidenced by a note, instrument or judgment; (b) the accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the documents delivered to the Bank with respect to the accounts; (c) no payments have been or will be made on the accounts except payments immediately delivered to the Bank pursuant to this Agreement; (d) there are no material setoffs, counterclaims or disputes existing or asserted with respect to the accounts and the Borrower has not made any agreement with any account debtor for any deduction from any account; (e) there are no facts, events or occurrences which in any way impair the validity or enforcement of any account or tend to reduce the amount payable under any account as shown on the respective certificates and statements, any of the books and records of a Borrower and all invoices and statements delivered to the Bank with respect to any account; (f) all account debtors have the capacity to contract and, to the best of the Borrowers' knowledge, are solvent; (g) the services furnished and/or goods sold giving rise to any account are not subject to any Lien except that of the Bank; (h) to the best of the Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor's financial condition; (i) the account is not an account with respect to which the account debtor is an Affiliate or a director, officer or employee of a Borrower or an Affiliate; (j) the account does not arise with respect to goods which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (k) the account is not an account with respect to which the account debtor's obligation to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and- hold, guaranteed sale, sale-and-return, or sale on approval basis; and
(l) the amounts shown on the applicable certificates, statements, the books and records of the Borrowers and all invoices and statements which may be delivered to the Bank with respect to such accounts are actually and absolutely owing to one or more Borrower, as the case may be, and are not in any way contingent. The Borrowers shall immediately notify the Bank in the event that any such Eligible Account ceases to satisfy the above representations and warranties.

                                   ARTICLE IV.

                              CONDITIONS OF LENDING
                              ---------------------

     The obligation of the Bank to make any Loan is subject to the satisfaction of the following conditions:

     4.01 REPRESENTATIONS AND WARRANTIES: EVENTS OF DEFAULT AND POTENTIAL DEFAULTS. The representations and warranties contained in Article III shall be true and correct on and as of the date of each Loan with the same effect as though made on and as of each such date. On the date of each Loan, no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date. Each request by the Borrowers for any Loan shall constitute a representation and warranty by the Borrowers that the conditions set forth in this Section 4.01 have been satisfied as of the date of such request. Failure of the Bank to receive notice from the Borrowers to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrowers that the conditions referred to in this Section 4.01 have been satisfied as of the date such Loan is made.

     4.02 PROCEEDINGS AND INCUMBENCY. As of the Closing Date, each Borrower and Baker International shall have delivered to the Bank a certificate, in form and substance satisfactory to the Bank, dated as of the Closing Date and signed on behalf of such Borrower by the Secretary of such Borrower or Baker International, as the case may be, certifying as to (a) true copies of the articles of incorporation and bylaws of such Borrower or Baker International as in effect on such date, (b) true copies of all corporate action taken by such Borrower or Baker International relative to this Agreement, the Notes and the other Loan Documents including, but not limited to, that described in Section
3.03 of this Agreement, and (c) the names, true signatures and incumbency of the officers of such Borrower or Baker International authorized to execute and deliver this Agreement, the Notes and the other Loan Documents. The Bank may conclusively rely on each such certificate unless and until a later certificate revising the prior certificate has been furnished to the Bank.

     4.03 LOAN DOCUMENTS. On or prior to the Closing Date, the Loan Documents, satisfactory in terms, form and substance to the Bank, shall have been executed and delivered by the Borrowers to the Bank and all UCC financing statements required to be filed pursuant to the Loan Documents shall have been duly executed and shall be prepared for filing thereof.

     4.04 OPINION OF COUNSEL. On the Closing Date, there shall have been delivered to the Bank a written opinion, dated the Closing Date, of counsel to the Borrowers, in form and substance satisfactory to Bank and its counsel.

     4.05 OTHER DOCUMENTS AND CONDITIONS. On or before the Closing Date, the following documents and conditions shall have been delivered to Bank or satisfied by or on behalf of the Borrowers:

          (a) GOOD STANDING AND TAX LIEN CERTIFICATES. A good standing certificate of Baker Engineering, Baker NY, Baker GeoResearch and Baker Global certifying to the good standing and corporate status of each such Borrower in its jurisdiction of incorporation, good standing/foreign qualification certificates from other jurisdictions in which such Borrower is qualified to do business and tax lien certificates of such Borrower from each jurisdiction in which such Borrower is qualified to do business.

          (b) FINANCIAL STATEMENTS. Financial statements in form and substance satisfactory to the Bank, as described in Section 3.08 of this Agreement.

          (c) INSURANCE. Evidence, in form and substance satisfactory to the Bank, that the business and all assets of the Borrowers and their Subsidiaries are adequately insured and that the issuers of such policies shall endeavor to provide the Bank with thirty (30) days notice of any cancellation or modification to such policies.

          (d) LIEN SEARCH. Copies of record searches (including UCC searches, judgment, tax and other lien searches) at the local and state office of the jurisdiction of the chief executive office of each Borrower evidencing that no Liens exist against any Borrower or any of its Subsidiaries except those Liens permitted by Section 6.01 of this Agreement.

          (e) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred with respect to any Borrower since December 31, 1999.

          (f) STOCK CERTIFICATES AND STOCK POWERS. The original share certificates with respect to the issued and outstanding shares of capital stock of each of Michael Baker, Jr., Baker Environmental, Baker/MO, Baker/OTS, Baker Engineering, Baker NY, Baker GeoResearch and Baker Global along with a stock power endorsed in blank with respect to each such share certificate.

          (g) BORROWING BASE CERTIFICATE. If, on the Closing Date, the aggregate principal amount of all Revolving Credit Loans (including the Letter of Credit Undrawn Availability) outstanding exceeds Five Million and 00/100 Dollars ($5,000,000.00), an initial Borrowing Base Certificate of the Borrowers dated as of the Closing Date.

          (h) OTHER DOCUMENTS AND CONDITIONS. Such other documents and conditions as may be required to be submitted to the Bank by the terms of this Agreement or of any Loan Document or set forth on the Closing Checklist with respect to the transaction contemplated by this Agreement.

     4.06 DETAILS, PROCEEDINGS AND DOCUMENTS. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Bank and the Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Bank, as the Bank may from time to time request.

     4.07 FEES AND EXPENSES. The Borrowers shall have paid all reasonable fees and charges as required for the Closing and relating to the Closing, including reasonable legal fees, closing costs, filing and notary fees and any other similar matters pertinent to the Closing.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS
                              ---------------------

     The Borrowers covenant to the Bank as follows:

     5.01 REPORTING AND INFORMATION REQUIREMENTS.
          --------------------------------------

          (a) ANNUAL AUDITED REPORTS. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of the Borrowers, the Borrowers will furnish to the Bank Consolidated audited statements of income, retained earnings and cash flow of the Borrowers and their Subsidiaries for such fiscal year and a Consolidated audited balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur) with such statements and balance sheet to be certified by independent certified public accountants of recognized standing selected by the Borrowers and satisfactory to the Bank. The certificate or report of such accountants shall be free of exception or qualifications not reasonably acceptable to the Bank and shall in any event contain a written statement of such accountants substantially to the effect that such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards.

          (b) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the close of each Fiscal Quarter during the term of this Agreement, the Borrowers will furnish to the Bank Consolidated and Consolidating statements of income for MBC for such Fiscal Quarter and for the portion of the fiscal year to the end of such Fiscal Quarter, and a Consolidated and Consolidating balance sheet of MBC as of the close of such Fiscal Quarter, all in reasonable detail. All such income statements and balance sheets shall be prepared by the Borrowers and certified by the President, Chief Financial Officer or Vice President and Corporate Controller of MBC as presenting fairly the Consolidated and Consolidating financial position of MBC as of the end of such Fiscal Quarter and the results of their operations for such periods, in conformity with GAAP (subject to normal and recurring year- end audit adjustments) applied in a manner consistent with that of the most recent audited financial statements furnished to the Bank. For each Borrower and each Subsidiary which is operating in the construction industry, the Borrowers shall also, along with the quarterly financial statements referred to above, submit to the Bank a summary job status report for all on-going construction projects of such Borrower or Subsidiary.

          (c) MONTHLY REPORTS. As soon as practicable, and in any event within twenty (20) days after the close of each calendar month, the Borrowers will furnish to the Bank financial statements with respect to the Borrowers substantially in form and substance as set forth on Exhibit C attached hereto and made a part hereof.

          (d) QUARTERLY COMPLIANCE CERTIFICATE. The income statements and balance sheets as of and for the end of each Fiscal Quarter which are delivered pursuant to Section 5.01(b) of this Agreement shall be accompanied by a compliance certificate, substantially in the form of Exhibit "A" attached hereto, executed by the President, Chief Financial Officer or Vice President and Corporate Controller of MBC, stating that no Event of Default or Potential Default exists and that the Borrowers are in compliance with all applicable covenants contained in this Agreement. Such certificate shall include all figures necessary to calculate the Borrowers' compliance with all financial covenants set forth in this Agreement. If an Event of Default or Potential Default has occurred and is continuing or exists, such certificate shall specify in detail the nature and period of existence of the Event of Default or Potential Default and any action taken or contemplated to be taken by the Borrowers.

          (e) REPORTS TO GOVERNMENTAL AGENCIES AND OTHER CREDITORS. As soon as practicable, and in event within ten (10) days after the filing thereof, the Borrower shall furnish to Bank a copy of its 10-K and 10-Q reports, each proxy statement, each registration statement and all other reports which any Borrower is or may be required to file with the United States Securities and Exchange Commission or any State Securities Commission.

          (f) AUDIT REPORTS. Promptly upon receipt thereof, and in any event within five (5) Business Days after receipt by any Borrower, the Borrowers will deliver to the Bank one copy of each other report submitted to any Borrower by its independent accountants, including comment or management letters, in connection with any annual, interim or special audit report made by them of any Borrower or its banks and records.

          (g) ANNUAL PLAN. On or before January 31 of each calendar year, the Borrowers shall submit to the Bank projections for the Borrowers and their Subsidiaries for such calendar year setting forth Consolidated and Consolidating projected income and cash flow for each quarter and the Consolidated projected balance sheet as of the end of each quarter. Such projections shall be prepared in a manner fully and accurately presenting the projected financial condition and results of operation of the Borrowers and their Subsidiaries and making such projections not misleading under the circumstances.

          (h) MONTHLY BORROWING BASE CERTIFICATE. Within twenty (20) days after the last day of each calendar month during the term of this Agreement on which the aggregate principal amount of all Revolving Credit Loans (including the Letter of Credit Undrawn Availability) outstanding exceeds Five Million and 00/100 Dollars ($5,000,000.00), Borrowers shall furnish to the Bank a Borrowing Base Certificate signed by the Vice President and Corporate Controller of MBC.

          (i) VISITATION: AUDITS. The Borrowers will permit such persons as the Bank may designate to visit and inspect any of the properties of the Borrowers and their Subsidiaries to examine, and to make copies and extracts from, the books and records of the Borrowers and their Subsidiaries and to discuss their affairs with their officers during normal business hours. Provided that no Event of Default has occurred, the Bank shall provide the Borrower with reasonable notice of any such visitation or inspection. Upon the occurrence and during the continuation of an Event of Default, the Borrowers will permit such persons as the Bank may designate to visit and inspect any of the properties of the Borrowers and their Subsidiaries to examine, and to make copies and extracts from, the books and records of the Borrowers and their Subsidiaries and to discuss their affairs with their officers and independent accountants at any time and without notice.

          (j) NOTICE OF EVENT OF DEFAULT. Promptly, and in any event within five
(5) Business Days, after becoming aware of an Event of Default or Potential Default, the Borrowers will give the Bank notice of the Event of Default or Potential Default, together with a written statement of the Presidents or Chief Financial Officers of the Borrowers setting forth the details of the Event of Default or Potential Default and any action taken or contemplated to be taken by the Borrowers.

          (k) NOTICE OF MATERIAL ADVERSE CHANGE. Promptly, and in any event within five (5) Business Days, after becoming aware thereof, the Borrowers will give the Bank telephonic or telegraphic notice (with written confirmation sent on the same or next Business Day) with respect to any Material Adverse Change or any development or occurrence which would have a Material Adverse Effect.

          (l) NOTICE OF PROCEEDINGS. Promptly, and in any event within five (5) Business Days, after becoming aware thereof, the Borrowers will give the Bank notice of the commencement, existence or threat of all proceedings by or before any Official Body against or affecting any Borrower which, if adversely decided, would have a Material Adverse Effect.

          (m) FURTHER INFORMATION. The Borrowers will promptly, but in any event within fifteen (15) days, furnish to the Bank such other information, and in such form, as the Bank may reasonably request from time to time.

     5.02 PRESERVATION OF EXISTENCE AND FRANCHISES. Except as otherwise permitted under this Agreement, the Borrowers will maintain their respective corporate existences, rights and franchises in full force and effect in their respective jurisdictions of incorporation unless the Bank provides its prior written consent otherwise. Except where the failure to be so qualified would not have a Material Adverse Effect, the Borrowers and their Subsidiaries will qualify and remain qualified as a foreign corporation in each jurisdiction in which the ownership of their properties or the nature of their activities or both makes such qualification necessary.

     5.03 INSURANCE. The Borrowers and their Subsidiaries will maintain with financially sound and reputable insurers insurance with respect to their properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is reasonably satisfactory to the Bank and as is customary in the case of corporations or other entities engaged in the same or similar business or having similar properties similarly situated. The Borrowers will deliver to the Bank, on the last day of each fiscal year during the term of this Agreement, a statement or insurance company certificate in such detail as the Bank may request as to all insurance coverage of the Borrower and all of its Subsidiaries. The Borrowers agree to provide the Bank with thirty (30) days advance notice of the termination of any such insurance coverage.

     5.04 MAINTENANCE OF PROPERTIES. Except where the failure to do so would not have a Material Adverse Effect, the Borrowers and their Subsidiaries will maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), the properties now or in the future owned, leased or otherwise possessed by each of them and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements to the properties so that the business carried on in connection with the properties may be properly and advantageously conducted at all times.

     5.05 PAYMENT OF LIABILITIES. The Borrowers and their Subsidiaries will pay or discharge:

          (a) on or prior to the date on which penalties attach, all taxes, assessments, fees and other governmental charges or levies imposed upon them or any of their respective properties, income, sales or franchises other than those contested with due diligence, in good faith, without the occurrence of any Lien which would have a Material Adverse Effect and for which the Borrowers and their Subsidiaries have established sufficient reserves on their books;

          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any of their respective property other than those contested with due diligence, in good faith, and for which the Borrower or its Subsidiaries have established adequate reserves on their books and for which the Borrower and its Subsidiaries have put in place adequate bonds or other security to cover the amount of any such Lien;

          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any of their property other than those contested with due diligence, in good faith without the occurrence of any Lien which would have a Material Adverse Effect and for which the Borrower and its Subsidiaries have established sufficient reserves on their books; and

          (d) all other current liabilities so that none is due more than one hundred twenty (120) days after the due date for each liability, except current liabilities which are subject to good faith dispute and as to which the Borrowers or their Subsidiaries have created adequate reserves on their books.

     5.06 FINANCIAL ACCOUNTING PRACTICES. The Borrowers and their Subsidiaries will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     5.07 COMPLIANCE WITH LAWS. The Borrowers and their Subsidiaries shall comply with all applicable Laws the non-compliance with which would have a Material Adverse Effect.

     5.08 PENSION PLANS. The Borrowers and their Subsidiaries shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to any Borrower or its Subsidiary in connection with such termination; (b) make contributions to each of their Plans in a timely manner and in a sufficient amount to comply in all material respects with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction (other than a Prohibited Transaction subject to an exemption under ERISA) or material accumulated funding deficiency as such term is defined in ERISA; and (d) notify the Bank immediately upon receipt by any Borrower or its Subsidiaries of any notice of the institution of any proceeding or other action which may result in the termination of any Plan. The Borrowers shall deliver to the Bank, promptly, but in any event within ten
(10) Business Days, after the filing or receipt thereof, copies of all reports or notices which any Borrower or its Subsidiaries files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor, other than reports or notices which do not materially or adversely affect any Borrower, their businesses, assets, financial condition, or the ability of such Borrower to perform its respective obligations under this Agreement.

     5.09 USE OF PROCEEDS. The Borrowers shall use the proceeds of the Loans for the purposes set forth in Section 3.16 hereof.

     5.10 CONTINUATION OF AND CHANGE IN BUSINESS. The Borrowers and their Subsidiaries will continue to engage generally in business and activities substantially similar to those described in MBC's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "1999 Form 10-K") and the Borrowers and their Subsidiaries will not engage in any other business or activity without the prior written consent of the Bank.

     5.11 LIEN SEARCHES. Upon an Event of Default, the Bank may, but shall not be obligated to, conduct lien searches of the Borrowers, their Subsidiaries and their assets and properties at any time. The Borrowers shall reimburse the Bank for the Bank's out of pocket costs and expenses in connection with such lien searches.

     5.12 FURTHER ASSURANCES. The Borrowers, at their own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all further acts, documents and assurances as the Bank may from time to time reasonably request in order to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement. Upon any failure of the Borrowers to do so, the Bank may make, execute, record or file any and each Loan Document, instrument, certificate, document and UCC financing statement for and in the name of any or all of the Borrowers.

     5.13 [RESERVED]

     5.14. FINANCIAL COVENANTS. The following financial covenants with respect to the Borrowers shall apply:

          (a) INCOME FROM OPERATIONS. The Borrowers shall maintain Income from Operations in an amount not less than (i) Two Million Seven Hundred Thousand and 00/100 Dollars ($2,700,000.00) for the Fiscal Quarter ending March 31, 2000;

(ii) Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00) for the Fiscal Quarter ending June 30, 2000; (iii) Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) for the Fiscal Quarters ending September 30, 2000 and December 31, 2000; and (iv) Three Million and 00/100 Dollars ($3,000,000.00) for the Fiscal Quarter ending March 31, 2001 and for each Fiscal Quarter thereafter.

          (b) MINIMUM OWNER'S EQUITY. The Borrowers shall maintain at all times Owner's Equity in an amount not less than the sum of (i) Forty-Four Million Five Hundred Thousand and 00/100 ($44,500,000.00) plus (ii) ninety percent (90%) of the Net Income of the Borrowers for the Fiscal Quarter ending March 31, 2000 and each Fiscal Quarter thereafter (excluding any net loss in any such Fiscal Quarter).

     5.15 AMENDMENT TO SCHEDULES. The Borrowers may amend any one or more of the schedules referred to in this Agreement (subject to prior notice to the Bank) and any representation, warranty, or covenant contained herein which refers to any such schedule shall from and after the date of any such amendment refer to such schedule as so amended; PROVIDED, HOWEVER, that in no event shall the amendment of any such schedule constitute a waiver by the Bank of any default or Event of Default that exists notwithstanding the amendment of such schedule.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS
                               ------------------

     The Borrowers covenant to the Bank as follows:

     6.01 LIENS. No Borrower, nor any Subsidiary of a Borrower shall, at any time, incur, create, assume or permit to exist, any Lien on any of their property or assets, tangible or intangible, now or hereafter owned, or agree to become liable to do so, except:

          (a) such Liens  existing on the Closing Date and set forth on SCHEDULE
6.01 to this Agreement;

          (b) Liens granted in favor of Bank;

          (c) pledges or deposits under workers compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or similar bonds used in the ordinary course of business;

          (d) Liens arising from taxes, assessments, fees, charges, levies or claims described in Section 5.05 of this Agreement;

          (e) purchase money security interests to secure Indebtedness permitted under Section 6.02(d); PROVIDED, HOWEVER, that such security interest shall be limited solely to the equipment purchased with the proceeds of such Indebtedness;

          (f) any unfiled materialmen's, mechanics, workmen's and repairmen's liens (provided, that if such a lien shall be filed or perfected, it shall be discharged of record immediately by payment, bond or otherwise);

          (g) attachment, judgment and other similar Liens arising in connection with court proceedings, so long as the existence of such Liens do not cause an Event of Default under Section 7.01(h) or 7.01(i) hereof;

          (h) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that they do not, individually or in the aggregate, diminish the fair market value of the real property affected thereby or the utility of such real property for the purposes for which such property is presently devoted;

          (i) Liens or deposits made in connection with contracts with or made at the request of the United States of America or any department or agency thereof resulting from progress payments or partial payments under any such contracts, incurred in the ordinary course of business of the Borrowers or their Subsidiaries; and

          (j) Liens granted by Baker/Mellon Stuart to secure the loans permitted pursuant to Section 6.04(f) hereof.

     6.02 INDEBTEDNESS. No Borrower, nor any Subsidiary of a Borrower shall, at any time, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness under this Agreement, the Notes, the other Loan Documents or under any other document, instrument or agreement between any Borrower and the Bank;

          (b)  Indebtedness  existing  on the  date  hereof,  and  described  in
SCHEDULE  6.02  to  this   Agreement,   including  all  extension   renewals  or
refinancings thereof which do not increase the amount thereof;

          (c) Current accounts payable, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of business;

          (d) Purchase money Indebtedness or Capitalized Lease Obligations for purchases or leases of equipment in the ordinary course of business and in amounts which shall not exceed Five Million and 00/100 Dollars ($5,000,000.00) as to the aggregate, at any time, of all such purchase money Indebtedness and Capitalized Lease Obligations;

          (e) Indebtedness represented by unsecured promissory notes provided that such Indebtedness shall not exceed Three Million and 00/100 Dollars ($3,000,000.00) as to any single promissory note or Five Million and 00/100 Dollars ($5,000,000.00) as to the aggregate, at any time, of all such outstanding notes; and

          (f) Indebtedness of Baker/Mellon Stuart to MBC in connection with the loans permitted pursuant to Section 6.04(f) hereof.

     6.03 GUARANTEES AND CONTINGENT LIABILITIES. No Borrower nor any Subsidiary of a Borrower shall, at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person other than a Borrower or any Subsidiary of a Borrower, except:

          (a) indemnities of directors and officers in their capacities as such, as permitted by Law;

          (b) endorsements on negotiable or other instruments in any amount for deposit or collection or similar transactions in the ordinary course of their businesses; and

          (c) those  guarantees  existing on the  Closing  Date and set forth on
SCHEDULE 6.03 attached to this Agreement.

     6.04 LOANS AND INVESTMENTS. No Borrower nor any Subsidiary of a Borrower shall purchase, own or invest in any stock or other securities of any Person, or make or permit to exist any investment or capital contribution to or acquire any interest whatsoever in any other Person or permit to exist any loans or advances to any Person except:

          (a) equity  investments in the  Subsidiaries  as set forth on SCHEDULE
3.20 to this Agreement;

          (b) Acquisitions permitted under Section 6.05 hereof;

          (c) other loans and investments existing on the Closing Date and set forth on SCHEDULE 6.04 attached to this Agreement; or

          (d) investments in (i) direct obligations of the United States of America or any agency thereof, (ii) obligations guaranteed by the United States of America, (iii) prime commercial paper (rated by Moody's Investors Service at not less than a A-2 and by Standard & Poors at not less than P-2), (iv) certificates of deposit or repurchase agreements issued by Bank or any commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000); (v) deposit accounts in and Banker's acceptances of, commercial banks, and (vi) investments (other than equity investments listed on SCHEDULE 3.20) in any other Borrower or Subsidiary incurred in the ordinary course of business and usual and customary terms in the form of advances to such Borrower or Subsidiary; provided, however, that (A) the total amount of all such advances made by the Borrowers to those Subsidiaries which are not Borrowers, minus (B) the total amount of all such advances made by those Subsidiaries which are not Borrowers to the Borrowers shall not, at any time, exceed Fifteen Million and 00/100 Dollars ($15,000,000.00) and provided, further, that the total amount of all such advances made by the Borrowers to any single Subsidiary that is not a Borrower shall not exceed Ten Million and 00/100 Dollars ($10,000,000.00);

          (e) so long as no Event of Default has occurred or will occur as a result thereof, additional repurchases of outstanding common stock of MBC as may hereafter be authorized by the Board of Directors of MBC from time to time; and

          (f) loans made by MBC to Baker/Mellon Stuart pursuant to the Baker/Mellon Stuart Security Agreement, provided, however, that the aggregate amount of all such loans shall not exceed an amount equal to Twenty-Six Million Five Hundred Thousand and 00/100 Dollars ($26,500,000.00).

     6.05 ACQUISITIONS. No Borrower nor any Subsidiary of a Borrower shall acquire, directly or indirectly, substantially all of the assets or all of the stock, other securities or other equity interest of any Person (whether in a single or series of related transactions) or make or permit to exist any agreement for any of the foregoing (any of the foregoing arrangements being herein referred to as an "Acquisition"), except Acquisitions of Persons in businesses similar to those described in the 1999 Form 10-K so long as each of the following conditions are satisfied:

          (a) the Bank shall be given at least thirty (30) days advance written notice of any such Acquisition with a purchase price in excess of Two Million Dollars ($2,000,000.00);

          (b) the Bank shall have received all documentation with respect to such Acquisition including, but not limited to, the purchase agreement and all related documentation and approvals as requested by Bank;

          (c) if requested by Bank, Bank shall have received pro forma financial statements of the Borrowers and their Subsidiaries after giving affect to such Acquisition;

          (d) immediately after the closing of such Acquisition, the amount available under the Revolving Credit Facility Commitment shall be greater than or equal to Ten Million and 00/100 Dollars ($10,000,000.00);

          (e) no Event of Default or Potential Default shall exist prior to such Acquisition and no Event of Default or Potential Default shall occur or exist as a result of such Acquisition; and

          (f) the aggregate purchase price of all such Acquisitions in any fiscal year shall not exceed Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate.

     6.06 PARTNERSHIPS, COMBINATIONS, MERGERS OR CONSOLIDATIONS. No Borrower nor any Subsidiary of a Borrower shall form a partnership or merge or consolidate with or into any other Person, or agree to do any of the foregoing, except:

          (a) the Borrowers may permit any of their Subsidiaries to merge with or consolidate into a Borrower if the Borrower is the surviving entity;

          (b) the Borrowers may permit any of their Subsidiaries to merge with or consolidate with another Subsidiary;

          (c) any Borrower may merge with any other Borrower; and

          (d) the Borrowers and their Subsidiaries may complete Acquisitions permitted under Section 6.05 hereof.

     6.07 DISPOSITIONS OF ASSETS. No Borrower nor any Subsidiary of a Borrower shall sell, convey, pledge, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a transaction and any series of related transactions constituting but a single transaction), any of their respective properties or assets, tangible or intangible (including stock of Subsidiaries) except:

          (a) sales of inventory and other assets in the ordinary course of business;

          (b) sales of assets which are no longer useful to the business of the Borrowers or their Subsidiaries, made in the ordinary course of business;

          (c) so long as no Event of Default or Potential Default shall have occurred, sales or dispositions of assets in the ordinary course of a Borrower's business having a fair market value, at the time of disposition, not in excess of One Million and 00/100 Dollars ($1,000,000.00) in the aggregate for all such dispositions in any fiscal year.

     6.08 DOUBLE NEGATIVE PLEDGE. No Borrower nor any Subsidiary of a Borrower shall enter into or suffer to exist any agreement with any Person, other than in connection with this Agreement, which prohibits or limits the ability of the Borrowers or any Subsidiary to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrowers or any Subsidiary, whether now owned or hereafter acquired or created.

     6.09 SELF-DEALING. No Borrower nor any Subsidiary of a Borrower shall enter into or carry out any loan, advance or other transaction (including, without limitation, purchasing property or services, or selling property or services) with any Affiliate, except that shareholders, directors, officers or partners of a Borrower or a Subsidiary may render services to such Borrower or Subsidiary for compensation at the same rates generally paid by corporations or partnerships engaged in the same or similar businesses, and a Borrower or a Subsidiary may enter into transactions with Affiliates if such transactions are disclosed to Bank and made on terms comparable to those which could be obtained in arms length transactions with a Person who is not an Affiliate.

     6.10 OPERATING LEASES. No Borrower nor any Subsidiary of a Borrower shall enter into or become subject to any operating leases which in the aggregate provide for Lease Obligations to be paid during any one fiscal year in excess of Twenty Million and 00/100 Dollars ($20,000,000.00).

     6.11 [RESERVED]

     6.12 MARGIN STOCK. The Borrowers will not use the proceeds of any Loans directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulations U, G, T, or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any margin stock.

                                  ARTICLE VII.

                                    DEFAULTS
                                    --------

     7.01 EVENTS OF DEFAULT. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

          (a) The Borrowers shall fail to pay principal on any of the Notes when due; or

          (b) The Borrowers shall fail to pay interest on the Loans or any fees payable pursuant to Article II of this Agreement within five (5) days of the date when due; or

          (c) The Borrowers shall fail to pay any other fee, or other amount payable pursuant to this Agreement, the Notes or any of the other Loan Documents within ten (10) days after notice to MBC by the Bank; or

          (d) Any representation or warranty made by any Borrower under this Agreement, the Notes or any of the other Loan Documents or any statement made by any Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrowers to the Bank pursuant to this Agreement or the other Loan Documents shall prove to have been false or misleading in any material respect as of the time when made; or

          (e) Any Borrower shall be in default in the performance or observance of any covenant contained in Sections 5.01(h); 5.01(j); 5.01(k); 5.01(l); 5.14 or any section in Article VI hereof; or

          (f) Any Borrower shall be in default in the performance or observance of any covenant contained in Sections 5.01(a); 5.01(b); 5.01(c); 5.01(d); 5.01(e); 5.01(f); 5.01(g); 5.07 or 5.08 hereof and such default shall not have been cured within fifteen (15) days of the occurrence of such default; or

          (g) Any Borrower shall be in default in the performance or observance of any covenant contained in Sections 5.02; 5.03; 5.05; 5.09; or 5.10 hereof and such default shall not have been cured within thirty (30) days of the occurrence of such default; or

          (h) Any Borrower shall be in default in the performance or observance of any other covenant hereof and such default shall not have been cured within thirty (30) days after notice to MBC by the Bank;

          (i) Any Borrower or any Subsidiary shall (i) default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money in excess of One Million and 00/100 Dollars ($1,000,000.00), beyond any period of grace with respect to the payment or, if such obligation (or set of related obligations) is or are payable or repayable on demand, fails to pay or repay such obligation or obligations when demanded, or (ii) default in the observance of any other covenant, term or condition contained in any agreement or instrument by which an obligation (or set of related obligations) is or are created, secured or evidenced, if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

          (j) Except for a final judgment in an amount less than or equal to Five Million and 00/100 Dollars ($5,000,000.00) with respect to the matter described on Schedule 7.01(j) attached hereto and made a part hereof, one or more final judgments for the payment of money in excess of One Million and 00/100 Dollars ($1,000,000.00) shall have been entered against any Borrower or any Subsidiary and, in the case of any such judgment or judgments which in the aggregate are less than Two Million and 00/100 Dollars ($2,000,000.00), such judgment or judgments shall have remained undischarged and unstayed for a period of thirty (30) consecutive days; or

          (k) A writ or warrant of attachment, garnishment, execution, distraint or similar process, exceeding in value the aggregate amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), shall have been issued against any Borrower or any Subsidiary or any of their respective properties and, in the event the value of such matters is in the aggregate less than One Million and 00/100 Dollars ($1,000,000.00), such shall remain undischarged and unstayed for a period of thirty (30) consecutive days; or

          (l) Bank has determined that a Material Adverse Change has occurred or that the prospect of payment or performance of any covenant, agreement or duty under this Agreement, the Notes or the other Loan Documents is impaired or that the Bank is insecure; or

          (m) a Change of Control shall occur; or

          (n) (i) A Termination Event with respect to a Plan shall occur, (ii) any Person shall engage in any prohibited transaction involving any Plan, (iii) an accumulated funding deficiency, whether or not waived, shall exist with respect to any Plan, (iv) any Borrower or any ERISA Affiliate shall be in "Default" (as defined in Section 4219(c)(5) of ERISA with respect to payments due to a multi-employer Plan resulting from such Borrower's or any ERISA affiliate's, complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan, or (v) any other event or condition shall occur or exist with respect to a single employer Plan, except that no such event or condition shall constitute an Event of Default if it, together with all other events or conditions at the time existing, would not have a Material Adverse Effect;

          (o) A proceeding shall be instituted in respect of any Borrower or any
Subsidiary:

               (i) seeking to have an order for relief entered in respect of such Borrower or any Subsidiary or seeking a declaration or entailing a finding that such Borrower or any Subsidiary is insolvent or a similar declaration or finding, or seeking dissolution, winding- up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Borrower or any Subsidiary, its assets or debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or in the future which shall not have been dismissed or stayed within thirty
(30) days after such proceedings were instituted; or

               (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for any Borrower or any Subsidiary or for all or any substantial part of its property which shall not have been dismissed or stayed within thirty (30) days after such proceedings were instituted; or

          (p) Any Borrower shall voluntarily suspend transaction of its business, any Borrower or any Subsidiary shall become insolvent, shall become generally unable to pay its debts as they become due, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01(o)(i) of this Agreement or shall consent to any order for relief, declaration, finding or relief described in Section 7.01(o)(i) of this Agreement, shall institute a proceeding described in Section 7.01(o)(ii) of this Agreement or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

     7.02 CONSEQUENCES OF AN EVENT OF DEFAULT.
          -----------------------------------

          (a) If an Event of Default specified in subsections (b) through (n) of
Section 7.01 of this Agreement occurs, the Bank will be under no further obligation to make Loans and may at its option (i) demand the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount and all other amounts owing by the Borrowers under this Agreement, the Notes and the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately; and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Bank, as cash collateral for their obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Bank, and grant to the Bank a security interest in, all such cash as security for such obligations of the Borrowers.

          (b) If an Event of Default specified in subsections (a), (o) or (p) of
Section 7.01 of this Agreement occurs and continues or exists, the Bank will be under no further obligation to make Loans or issue Letters of Credit and the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount of the Notes and all other amounts owing by the Borrowers under this Agreement, the Notes and the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

     7.03 SET-OFF. If the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount of the Notes or other amount owing by the Borrowers under this Agreement, the Notes or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), the Bank, any assignee of the Bank and the holder of any participation in any Loan will each have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, any Borrower by the Bank, by such assignee or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by any Borrower with the Bank, such assignee or such holder. The Borrowers consent to and confirm the foregoing arrangements and confirm the Bank's rights, such assignee's rights and such holder's rights of banker's lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on the Bank's rights, such assignee's rights or any such holder's rights of banker's lien or set-off.

                                  ARTICLE VIII.

                                  MISCELLANEOUS
                                  -------------

     8.01 BUSINESS DAYS. Except as otherwise provided in this Agreement, whenever any payment or action to be made or taken under this Agreement, or under the Notes or under any of the other Loan Documents is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

     8.02 RECORDS. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of the Bank, which shall be conclusive absent manifest error.

     8.03 AMENDMENTS AND WAIVERS. The Bank and the Borrowers may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any other Loan Document or changing the rights of the Bank or of the Borrowers under this Agreement, under the Notes or under any other Loan Document and the Bank may from time to time grant waivers or consent to a departure from the due performance of the obligations of the Borrowers under this Agreement, under the Notes or under any other Loan Document. Any such agreement, waiver or consent must be in writing and will be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision of this Agreement, any Event of Default or Potential Default so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent Event of Default or Potential Default or impair any right consequent to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

     8.04 NO IMPLIED WAIVER: CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Bank in exercising any right, power or privilege under this Agreement, the Notes or any other Loan Document will affect any other or future exercise of any such right, power or privilege or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise of such right, power or privilege or of any other right, power or privilege. The rights and remedies of the Bank under this Agreement, the Notes or any other Loan Document are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

     8.05 NOTICES. All notices, requests, demands, directions and other communications (collectively, "Notices") under the provisions of this Agreement or the Notes must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Agreement and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given Notice will be effective when received. All Notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

          If to Borrowers:  William P. Mooney
                            Executive Vice President and Chief Financial Officer Michael Baker Corporation
                            Airport Office Park, Building No. 3
                            420 Rouser Road
                            Coraopolis, PA  15108

          and a copy to:    H. James McKnight
                            Secretary and General Counsel
                            Michael Baker Corporation
                            Airport Office Park, Building No. 3
                            420 Rouser Road
                            Coraopolis, PA  15108

          If to Bank:       Mark T. Latterner
                            Vice President
                            Mellon Bank, N.A.
                            Two Mellon Bank Center, Room 152-0230
                            Pittsburgh, PA 15259-0001
                            Telecopier:  (412) 236-9010

          and a copy to:    Jeffrey J. Conn, Esquire
                            Thorp Reed & Armstrong, LLP
                            One Riverfront Center
                            Pittsburgh, PA 15222
                            Telecopier:  (412) 394-2555

     8.06 EXPENSES; TAXES; ATTORNEYS FEES. The Borrowers agree to pay or cause to be paid and to save the Bank harmless against liability for the payment of all reasonable out-of-pocket expenses, including, but not limited to reasonable fees and expenses of counsel and paralegals for the Bank, incurred by the Bank from time to time (i) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents to this Agreement, the Notes or any of the other Loan Documents and (iii) arising in connection with the Bank's enforcement or preservation of rights under this Agreement, the Notes or any of the other Loan Documents including, but not limited to, such expenses as may be incurred by the Bank in the collection of the outstanding principal amount of the Loans. The Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or in the future determined by the Bank to be payable in connection with this Agreement, the Notes or any other Loan Document. The Borrowers agree to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of a determination adverse to a Borrower of any action at law or suit in equity in relation to this Agreement, the Notes or the other Loan Documents, the Borrowers will pay, in addition to all other sums which the Borrowers may be required to pay, a reasonable sum for attorneys and paralegals fees incurred by the Bank or the holder of the Notes in connection with such action or suit. All payments due from the Borrowers under this Section will be added to and become part of the Loans until paid in full.

     8.07 SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, the provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     8.08 GOVERNING LAW: CONSENT TO JURISDICTION. This Agreement will be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes will be governed by and construed and enforced in accordance with the substantive laws, and not the laws of conflicts, of said Commonwealth. The Borrowers consent to the exclusive jurisdiction and venue of the federal and state courts located in Allegheny County, Pennsylvania, in any action on, relating to or mentioning this Agreement, the Notes, the other Loan Documents, or any one or more of them.

     8.09 PRIOR UNDERSTANDINGS. This Agreement, the Notes and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for in this Agreement, the Notes and the other Loan Documents.

     8.10 DURATION: SURVIVAL. All representations and warranties of the Borrowers contained in this Agreement or made in connection with this Agreement or any of the other Loan Documents shall survive the making of and will not be waived by the execution and delivery of this Agreement, the Notes or the other Loan Documents, by any investigation by the Bank, or the making of any Loan. Notwithstanding termination of this Agreement or an Event of Default, all covenants and agreements of the Borrowers will continue in full force and effect from and after the date of this Agreement so long as the Borrowers may borrow under this Agreement and until payment in full of the Notes, interest thereon, and all fees and other obligations of the Borrowers under this Agreement or the Notes. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Bank will survive the payment in full of the Notes and of all other obligations of the Borrowers under this Agreement, the Notes and the other Loan Documents.

     8.11 TERM OF AGREEMENT. This Agreement will terminate when all Indebtedness of the Borrowers to Bank including, without limitation, the Loans and interest on the Loans is paid in full, and the Borrowers have no right to borrow under this Agreement and the Bank has no obligation to make Loans under this Agreement.

     8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties to this Agreement on separate counterparts each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument.

     8.13 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Bank, the Borrowers and their successors and assigns, except that the Borrowers may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank.

     8.14 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the other Loan Documents are not intended to, and shall not, inure to the benefit of any third party.

     8.15 PARTICIPATION AND ASSIGNMENT. The Bank may from time to time sell, assign or grant one or more participations in all or any part of the Loans made by Bank or which may be made by the Bank, or its right, title and interest in the Loans in or to this Agreement, to another lending office, lender or financial institution. Except to the extent otherwise required by the context of this Agreement, the word "Bank" where used in this Agreement means and includes any holder of a Note originally issued to the Bank and each such holder of a Note will be bound by and have the benefits of this Agreement, the same if such holder had been a signatory to this Agreement. In connection with any such sale, assignment or grant of participation, the Bank may make available to any prospective purchaser, assignee or participant any information relative to the Borrowers in the Bank's possession.

     8.16. EXHIBITS. All exhibits and schedules attached to this Agreement are incorporated and made a part of this Agreement.

     8.17 HEADINGS. The section headings contained in this Agreement are for convenience only and do not limit or define or affect the construction or interpretation of this Agreement in any respect.

     8.18 LIMITATION OF LIABILITY. To the fullest extent permitted by Law, no claim may be made by the Borrowers against the Bank, or by the Bank against the Borrowers, or by the Borrowers or the Bank against any affiliate, director, officer, employee, attorney or agent of the other for any special, incidental, indirect, consequential or punitive damages in respect of any claim arising from or related to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (whether for breach of contract, tort or any other theory of liability). The Borrowers and the Bank hereby waive, release and agree not to sue upon any claim for any such damages, whether such claim presently exists or arises hereafter and whether or not such claim is known or suspected to exist in its favor. This
Section 8.18 shall not limit any rights of the Borrowers or the Bank arising solely out of gross negligence or willful misconduct.

     8.19  INDEMNITIES.  In  addition  to the  payment of  expenses  pursuant to
Section 8.06 hereof, the Borrowers agree to indemnify, pay and hold the Bank and its officers and directors (collectively, called the "Indemnitees"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against that Indemnitee, in any matter arising from the occurrence of an Event of Default hereunder or under the other Loan Documents, or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided, however, that the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee.

8.18  WAIVER OF TRIAL BY JURY.                          INITIALS:
      -----------------------
THE BORROWERS AND THE BANK EXPRESSLY,                   /s/ WPM
KNOWINGLY AND VOLUNTARILY WAIVE ALL                     -------------------
BENEFIT AND ADVANTAGE OF ANY RIGHT TO A                 MBC
TRIAL BY JURY, AND NEITHER WILL AT ANY TIME             /s/ WPM
INSIST UPON, OR PLEAD OR IN ANY MANNER                  -------------------
WHATSOEVER CLAIM OR TAKE THE BENEFIT OR                 Michael Baker, Jr.
ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION              /s/ WPM
ARISING IN CONNECTION WITH THIS AGREEMENT,              -------------------
THE NOTE OR ANY OF THE OTHER LOAN                       Baker Environmental
DOCUMENTS.                                              /s/ WPM
                                                        -------------------
                                                        Baker/MO
                                                        /s/ WPM
                                                        -------------------
                                                        Baker/OTS
                                                        /s/ WPM
                                                        -------------------
                                                        Baker Engineering
                                                        /s/ WPM
                                                        -------------------
                                                        Baker NY
                                                        /s/ WPM
                                                        -------------------
                                                        Baker GeoResearch
                                                        /s/ WPM
                                                        -------------------
                                                        Baker Global

                                                        Bank
                                                        /s/ ML
                                                        -------------------

                          [INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, and intending to be legally bound, the parties, by their duly authorized officers, have executed and delivered this Agreement as of the date set forth at the beginning of this Agreement.

Attest:                             Michael Baker Corporation

By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------


Attest:                             Michael Baker Jr., Inc.


By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------


Attest:                             Baker Environmental, Inc.


By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------


Attest:                             Baker/MO Services, Inc.


By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------


Attest:                             Baker/OTS, Inc.


By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------

Attest:                             Baker Engineering, Inc.


By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------


Attest:                             Baker Engineering NY, Inc.


By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------


Attest:                             Baker GeoResearch, Inc.


By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------


Attest:                             Baker Global Project Services, Inc.


By: /s/ H. James McKnight           By: /s/ William P. Mooney
    --------------------------          ---------------------------------

Title: Secretary                    Title: Executive Vice President & CFO
       -----------------------             ------------------------------


                                    Mellon Bank, N.A.


                                    By: /s/Mark Latterner
                                        ---------------------------
                                        Vice President